SEVERANCE PROTECTION AGREEMENT

         This Severance Protection Agreement ("Agreement") is made by and among SARASOTA BANCORPORATION, a Florida corporation (the "Company"), SARASOTA BANK, a state bank chartered under the laws of Florida and a wholly-owned subsidiary of the Company (the "Bank") and Paul Thatcher, an employee of the Bank (the "Employee").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Bank is a banking association chartered under the laws of the State of Florida and is engaged in the banking business in Sarasota County, Florida; and

     WHEREAS, the Bank is a wholly-owned subsidiary of Sarasota Bancorporation (the "Company"), a bank holding company organized under the laws of the state of Florida; and

     WHEREAS, the Employee is currently an officer of the Bank holding the title of Executive Vice President; and

     WHEREAS, the Bank and the Employee desire to provide for the payment of severance pay to the Employee in the event of termination of his employment with the Bank following a change in control of the Bank, on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions set forth herein, the Company, the Bank and the Employee agree herein as follows:

         1. OPERATION OF AGREEMENT. This Agreement shall be effective beginning on January 1, 1998 but its provisions shall not be operative unless and until a "change in control" (as such term is defined in paragraph 2 hereof) has occurred. The provisions of this Agreement shall not be operative and shall not apply to any termination of employment, for any reason, prior to the occurrence of a Change in Control.

         2. CHANGE IN CONTROL. Unless otherwise provided, the term "Change in Control" as used in this Agreement shall mean the first to occur of any of the, following;

                  (a) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Company;

                  (b) the sale of all or substantially all of the assets of the Company; or

                  (c)      the liquidation of the Company.


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         3.     SEVERANCE  PAY  UPON  TERMINATION  BY  THE  BANK  WITHOUT
CAUSE OR BY EMPLOYEE FOR CAUSE. If, following a Change in Control, the Employee's employment with the Bank is terminated either:

                  (a)    by the Bank for no reason or for any reason other than:

                           (i) failure of Employee to follow reasonable written instruction or policies of the Board of Directors of the Company or the Bank;

                           (ii) receipt by the Bank of written notice from either the Florida Department of Banking and Finance ("DBF") or Federal Deposit of Insurance Corporation ("FDIC") that the DBF
                                    or FDIC has   criticized   Executive's
                                    performance, and has either (a) rated the Bank a "4" or a "5" under the Uniform Financial Institution Rating System or (b) has determined that the Bank is in a "troubled condition" as defined under
                                    Section 914 of the  Financial Institutions
                                    Reform,  Recovery  and  Enforcement  Act of
                                    1989;

                           (iii) gross negligence or willful misconduct of Employee materially damaging to the business of the Company or the Bank during the term of this Agreement, or at any time while he was employed by the Bank prior to the term of this Agreement if not disclosed to the Company or the Bank prior to the commencement of the term of this Agreement; or

                           (iv) conviction of Employee during the term of this Agreement of a crime involving breach of trust or moral turpitude.

                  (b)      by the Employee as a result of, and within thirty
                           (30) days following:

                           (i)      a reduction in his rate of regular
                                    compensation from the Bank to an amount
                                    below the rate of his regular compensation as in effect immediately prior to the Change in Control; or

                           (ii) a reduction in his duties, title, and/or responsibilities, as were previously set prior to the Change in Control,

then the Bank shall pay the Employee an amount equal to one and a half (1 1/2 ) times the rate of his annual regular compensation (not including bonuses, benefits, grant of options or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control. Such compensation shall be paid in a lump sum by delivery to the Employee of a cashier's check or other official Bank check not later than ten (10) days after the date of notice to the Employee of his termination or ten (10) days after the date of closing of the transaction effecting the Change of Control of the Company, whichever the case may be.

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         4.       SEVERANCE PAY UPON TERMINATION BY THE EMPLOYEE.  In the
event of a Change in Control of the Company, as defined herein, the Employee shall be entitled, within thirty (30) days from the date of closing of the transaction affecting such change in control and at his election, to give written notice to the Company and the Bank of his election to receive a cash payment equal to one and a half (1 1/2) times the rate of his regular compensation (not including bonuses, benefits, grant of options, or any other compensation other than regular periodic salary payments) as in effect immediately prior to the "change in control". Such compensation shall be paid in a lump sum by delivery to the Employee of a cashier's check or other official Bank check not later than ten (10) days after the date of notice from the Employee or ten (10) days after the date of closing of the transaction effecting the Change of Control of the Company, whichever is later.

         5. NO SEVERANCE PAY UPON OTHER TERMINATION. Upon any termination of Employee's employment with the Bank other than a termination specified in paragraphs 3 and 4, the sole obligation of the Bank to the Employee shall be to pay his regular compensation up to the effective date of the termination.

         6. ENTIRE OBLIGATION. Payment to the Employee pursuant to, paragraph 3 or 4 of this Agreement shall constitute the entire obligation of the Company and Bank to the Employee in full settlement of any claim at law or in equity that the Employee may otherwise assert against the Company or the Bank or any of its employees, officers or directors on account of the Employee's termination of employment.

         7. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Agreement does not create any obligation on the part of the Company or the Bank to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

         8. TERM OF AGREEMENT. This Agreement shall remain in effect until December 31, 2002. At December 31, 2002 and December 31st of each succeeding calendar year in which the Employee is employed by the Company or the Bank, this Agreement may be extended, by mutual agreement of the parties hereto, to December 31st of the next calendar year thereafter.

         9. SEVERABILITY. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement.

         10. ASSIGNMENT, SUCCESSOR AND INTEREST. This Agreement being personal to the Employee may not be assigned by him. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company or the Bank and the heirs, executors and personal representatives of the Employee.


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         11.      WAIVER.  Failure to insist upon strict  compliance  with any of the terms, covenants and conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on this 17th day of June, 1998.

                             The "Company"

                             SARASOTA BANCORPORATION


                             By: /s/ Gilbert J. Wellman
                                 ----------------------
                                   Gilbert J. Wellman, Director, on behalf
                                   of the Board of Directors

                             The "Bank"

                             SARASOTA BANK


                             By:   /s/ Christine L. Jennings
                                 ---------------------------
                                   Christine L. Jennings, President

                             The "Employee"

                                 /s/ Paul Thatcher

                             Paul Thatcher, Executive Vice President

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